Exhibit 4.2

EXECUTION VERSION

SIXTEENTH SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP.,

the Guarantors listed herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of December 22, 2010

AUTHORIZING THE ISSUANCE OF

8  3/8% Senior Notes due 2021

(Supplemental to the Indenture dated as of April 1, 1999)

TABLE OF CONTENTS

ARTICLE I

Scope of Sixteenth Supplemental Indenture

ARTICLE II

Definitions

SECTION 2.01.	Definitions	2

ARTICLE III

Authorization and Terms

SECTION 3.01.	Authorization	12
SECTION 3.02.	Terms	12

ARTICLE IV

Redemption

SECTION 4.01.	Optional Redemption	15
SECTION 4.02.	Acceleration	16
SECTION 4.03.	Change of Control	16

ARTICLE V

Registrar of Securities; Paying Agent

SECTION 5.01.	Appointment of Registrar and Paying Agent	18

ARTICLE VI

Certain Covenants

SECTION 6.01.	Compliance with Securities Laws	18
SECTION 6.02.	Restrictions on Secured Indebtedness	18
SECTION 6.03.	Restrictions on Sale and Leaseback Transactions	19
SECTION 6.04.	Designation of Restricted and Unrestricted Subsidiaries	20
SECTION 6.05.	Merger and Sales of Assets by the Company	22
SECTION 6.06.	Reports to Holders of the Notes	22
SECTION 6.07.	Future Subsidiary Guarantees	22

ARTICLE VII

Events of Default

SECTION 7.01.	Additional Events of Default	22
SECTION 7.02.	Inapplicability of Cure Provisions to Certain Events of Default	23

ARTICLE VIII

Defeasance and Discharge

SECTION 8.01.	Defeasance and Discharge	23

ARTICLE IX

Modifications and Waivers

SECTION 9.01.	Without Consent of Holders	24
SECTION 9.02.	With Consent of Holders	25

ARTICLE X

Guarantee

SECTION 10.01.	Unconditional Guarantee	25
SECTION 10.02.	Severability	26
SECTION 10.03.	Release of a Guarantor; Termination of Guarantee	26
SECTION 10.04.	Limitation of a Subsidiary Guarantor’s Liability	27
SECTION 10.05.	Guarantors May Consolidate, Etc. on Certain Terms	27
SECTION 10.06.	Contribution	28
SECTION 10.07.	Waiver of Subrogation	28
SECTION 10.08.	Compensation and Indemnity	29
SECTION 10.09.	Modification	29
SECTION 10.10.	Successors and Assigns	29
SECTION 10.11.	No Waiver	29

ARTICLE XI

Miscellaneous

SECTION 11.01.	Governing Law	29
SECTION 11.02.	The Trustee	29
SECTION 11.03.	No Adverse Interpretation of Other Agreements	30
SECTION 11.04.	No Recourse Against Others	30
SECTION 11.05.	Successors and Assigns	30
SECTION 11.06.	Duplicate Originals	30
SECTION 11.07.	Severability	30

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APPENDIX A – PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES	A-1

EXHIBIT A - FORM OF NOTE INITIAL NOTE	A-A-1

EXHIBIT B - FORM OF NOTE EXCHANGE NOTE	A-B-1

iii

STANDARD PACIFIC CORP.

SIXTEENTH SUPPLEMENTAL INDENTURE

This Sixteenth Supplemental Indenture, dated as of December 22, 2010 (this “Sixteenth Supplemental Indenture”), is entered into between Standard Pacific Corp., a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, this Sixteenth Supplemental Indenture is supplemental to the Indenture dated as of April 1, 1999 (the “Original Indenture”), as previously supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh Supplemental Indenture dated as of March 11, 2004, Eighth Supplemental Indenture dated as of March 11, 2004, Ninth Supplemental Indenture dated as of August 1, 2005, Tenth Supplemental Indenture dated as of August 1, 2005, Eleventh Supplemental Indenture dated as of May 22, 2006, Twelfth Supplemental Indenture dated as of May 5, 2006, Thirteenth Supplemental Indenture dated as of October 8, 2009, Fourteenth Supplemental Indenture dated as of May 3, 2010, Fifteenth Supplemental Indenture dated as of December 22, 2010 and Seventeenth Supplemental Indenture dated as of December 22, 2010 (the Original Indenture, as supplemented, the “Indenture”), by and between the Company and the Trustee;

WHEREAS, the Company has determined to authorize the creation of its 8 3/8% Senior Notes due 2021, and currently desires to issue Notes in the aggregate amount of $400,000,000 (the “Initial Notes”) and, if and when issued pursuant to a registered or private exchange for the Initial Notes, the Company’s 8 3/8% Senior Notes due 2021 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more Series of Securities from time to time as authorized by a supplemental indenture; and

WHEREAS, all things necessary to make this Sixteenth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, the parties hereto agree, as follows:

ARTICLE I

Scope of Sixteenth Supplemental Indenture

The changes, modifications and supplements to the Original Indenture affected by this Sixteenth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be unlimited in aggregate principal amount outstanding at any time and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Sixteenth Supplemental Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Sixteenth Supplemental Indenture subsequent to the Original Issue Date, the Company shall use its reasonable best efforts to obtain the same “CUSIP” number for such Notes as is printed on the Initial Notes or the Exchange Notes, as the case may be, outstanding at such time; provided, however, that if any Notes issued under this Sixteenth Supplemental Indenture subsequent to the Original Issue Date are determined, pursuant to an Opinion of Counsel for the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Initial Notes or the Exchange Notes, as the case may be, outstanding at such time for federal income tax purposes, the Company may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Initial Notes or the Exchange Notes, as the case may be, then outstanding. Notwithstanding the foregoing, all Notes issued under this Sixteenth Supplemental Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE II

Definitions

SECTION 2.01. Definitions. The following terms shall have the meaning set forth below in this Sixteenth Supplemental Indenture. Except as otherwise provided in this Sixteenth Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Sixteenth Supplemental Indenture and the Notes.

“2012 Notes” means the Company’s 9 1/4% Senior Subordinated Notes due 2012.

“2014 Notes” means the Company’s 6 1/4% Senior Notes due 2014.

“2015 Notes” means the Company’s 7% Senior Notes due 2015.

“2016 Notes” means the Company’s 10.750% Senior Notes due 2016.

“2018 Notes” means the Company’s 8 3/8% Senior Notes due 2018.

“2018 Notes Indenture” means the Original Indenture as amended and supplemented by the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture.

“Additional Notes” means any newly issued Notes, issued after the Original Issue Date of the Initial Notes from time to time in accordance with the terms of the Indenture.

“Attributable Debt”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease Obligations included in any such Sale and Leaseback Transaction.

“Bank Credit Facility” means any bank credit agreement or credit facility entered into in the future by the Company or any Restricted Subsidiary and any other agreement (including all related ancillary agreements) pursuant to which any of the Indebtedness, Obligations, commitments, costs, expenses, fees, reimbursements and other indemnities payable or owing under any bank credit agreement or credit facility (or under any subsequent Bank Credit Facility) may be refinanced, restructured, renewed, extended, refunded, replaced or increased, as any such bank credit agreement, credit facility or other agreement may from time to time at the option of the parties thereto be amended, renewed, supplemented or otherwise modified.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be; or

(3)	a “Change of Control” occurs under any of the Other Public Notes or any other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets which would be included on a combined balance sheet of the Company and the Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1)	all short-term liabilities, except for (x) liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and (y) liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Accounting Standards Codification 715 (formerly Statement of Financial Accounting Standards No. 106);

(2)	investments in Subsidiaries that are not Restricted Subsidiaries; and

(3)	all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock; or

(3)	is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes;

provided, however, that Disqualified Stock shall not include Capital Stock which is redeemable solely pursuant to a change in control provision that does not (A) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change of Control and (B) require the Company to pay the redemption price therefor prior to the Repurchase Date specified under Section 4.03 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of the Indenture.

“Guarantor” means all Subsidiaries that execute the Indenture on the Original Issue Date and any Restricted Subsidiary that subsequently executes a Guarantee of the Notes pursuant to Section 6.07 hereof, until such time as any such Subsidiary is released from its Guarantee pursuant to the terms of the Indenture.

“Hedging Obligations” of any Person means the net obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Holder” means the person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security or a payment-in-kind security, neither the accrual or capitalization of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means on any date of determination (without duplication),

(1)	the principal of and premium (if any) in respect of:

(A)	indebtedness of such Person for money borrowed, and

(B)	indebtedness for borrowed money evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)	all Capitalized Lease Obligations of such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but in each case excluding (A) accounts payable and accrued expenses arising in the ordinary course of business and (B) any obligation to pay a contingent purchase price as long as such obligation remains contingent) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the obligations, of any contingent obligations as described above at such date. However, in the case of any loan to value maintenance agreement (or similar agreement) by which the Company or any Restricted Subsidiary agrees to maintain for a joint venture a minimum ratio of Indebtedness outstanding to value of collateral property, only amounts owing by the Company or the Restricted Subsidiary (or which would be owing upon demand of the lender) at such date under such agreements will be included in Indebtedness. In addition, the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit

(including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 6.04 hereof, “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(1)	the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(2)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any property other than cash, such property shall be valued at its fair market value at the time of such Investment as determined by the Board of Directors, in good faith.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge or security interest.

“Maturity” means the date on which the principal of the Notes becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date” means May 3, 2010.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a Lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property (or to Persons other than the Company or any Restricted Subsidiary) without liability on the part of the Company or any Restricted Subsidiary (other than, in the case of Indebtedness or obligations of a Subsidiary, with respect to the Subsidiary that holds title to such property (if such property constitutes all or substantially all the property of such Subsidiary) and a pledge of the equity interests of such Subsidiary or its Subsidiaries) for any deficiency; provided that recourse obligations or liabilities of the Company or such Restricted Subsidiary solely for indemnities, covenants (including, without limitation, performance, completion or similar covenants), or breach of any warranty, representation or covenant in respect of any Indebtedness, including indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, will in each case not prevent Indebtedness from being classified as Non-Recourse Indebtedness.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated December 7, 2010 relating to the offering by the Company of the Notes.

“Original Issue Date” means the first date of the original issue of any of the Notes pursuant to the Indenture.

“Other Public Notes” means the 2018 Notes, the 2016 Notes, the 2015 Notes, the 2014 Notes, the 2012 Notes and the Company’s 6% Convertible Senior Subordinated Notes due 2012.

“Other Senior Public Notes” means the Other Public Notes excluding the Subordinated Notes.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Rating Agencies” means (a) each of S&P, Moody’s and Fitch and (b) if any of S&P, Moody’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by an authorized officer of the Company) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“Rating Category” means:

(1)	with respect to S&P and Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

(2)	with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3)	with respect to any other Rating Agency, those categories most closely approximating those set forth in (1) or (2) above.

In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P and Fitch; 1, 2 and 3 for Moody’s; or the equivalent gradations for any other Rating Agency) will be taken into account (e.g., with respect to S&P and Fitch a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 60 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Rating Decline” means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the Notes by at least two of the three Rating Agencies during the period commencing on the Rating Date and ending 60 days after the applicable Change of Control (which period will be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). If less than three Rating Agencies are rating the Notes on any Rating Date, the ratings of the Rating Agency (or Rating Agencies) not rating the Notes will be deemed to have decreased by one or more gradations within Rating Categories or between Rating Categories until three Rating Agencies rate the Notes.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the dates specified in Section 3.02(f)(iii).

“Restricted Subsidiary” means any 80% or more owned Subsidiary that has not been designated an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means a sale or transfer made by the Company or a Restricted Subsidiary (except a sale or transfer made to the Company or another Restricted Subsidiary) of any property which is either (1) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (2) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary.

“Secured Indebtedness” means any Indebtedness which is secured by (1) a Lien on any property of the Company or the property of any Restricted Subsidiary or (2) a Lien on Capital Stock owned directly or indirectly by the Company or a Restricted Subsidiary in any Person or in the Company’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a Person in which the Company or a Restricted

Subsidiary has an equity interest; provided that “Secured Indebtedness” shall not include Non-Recourse Indebtedness of any Subsidiary that was formed for and is engaged in homebuilding or land development operations which is secured principally by unimproved land (whether entitled or unentitled), improved land (including lots under development), housing units under construction, completed housing units and other related property customarily included as collateral under mortgages, deeds of trust and related documents for homebuilding or land development operations. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time security is given.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal of or interest on the Notes is due and payable.

“Subordinated Notes” means the Company’s 9 1/4% Senior Subordinated Notes due 2012 and the Company’s 6% Convertible Senior Subordinated Notes due 2012.

“Subsidiary” means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or its Subsidiaries, or any Person in which the Company or its Subsidiaries has at least a majority ownership interest.

“Unrestricted Subsidiary” means: (1) any Subsidiary in which the Company, directly or indirectly, has less than an 80% ownership interest; (2) any 80% or more owned Subsidiary which in accordance with Section 6.04 hereof has been designated in a resolution adopted by the Board of Directors as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with Section 6.04 hereof, be designated by a resolution of the Board of Directors as a Restricted Subsidiary; and (3) any 80% or more owned Subsidiary a majority of the Voting Stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.

ARTICLE III

Authorization and Terms

SECTION 3.01. Authorization. The Company hereby establishes the 8 3/8% Senior Notes due 2021 as a Series of Securities of the Company. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of the Indenture. The form of Initial Note attached hereto as Exhibit A to Appendix A and the form of Exchange Note attached hereto as Exhibit B to Appendix A are each hereby approved and authorized in accordance with the provisions of the Indenture; provided, that to the extent that any provision of the Initial Note or Exchange Note conflicts with the express provisions of the Indenture (as supplemented by this Sixteenth Supplemental Indenture), the Indenture (as supplemented by this Sixteenth Supplemental Indenture) shall govern and be controlling. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. The requirement in Section 2.02 of the Original Indenture that the Company’s seal be reproduced on Securities shall not apply to the Notes.

SECTION 3.02. Terms. The terms of the Series of Securities established pursuant to this Sixteenth Supplemental Indenture shall be as follows:

(a) Title. The title of the Series of Securities established hereby is the “8 3/8% Senior Notes due 2021.”

(b) Aggregate Principal Amount. On December 22, 2010, which shall be the Original Issue Date, the Company will deliver to the Trustee for authentication Initial Notes executed by the Company for original issue in aggregate principal amount not to exceed $400,000,000. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is unlimited.

(c) Book-Entry System; Transfer Restrictions.

(i) The Notes will be issued in the form of one or more notes in registered global form (the “Global Note”) held in book-entry form. The Depository Trust Company, as depository, or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture. Further provisions regarding transfers of the Global Notes, the exchange of Global Notes for Definitive Notes and securities law transfer restrictions applicable to the Notes are set forth in Appendix A hereto, which is hereby incorporated in and made a part of the Indenture.

(d) Persons to Whom Interest Payable. Interest on the Notes shall be payable to the Person in whose name a Note is registered at the close of business (whether or not a Business Day) on the Regular Record Date (as set forth in

Section 3.02(f)(iii) below), for such interest payment, except (i) that interest payable on January 15, 2021 shall be payable to the Person to whom principal is payable, and (ii) that default interest shall be payable in the manner provided in Section 2.11 of the Original Indenture.

(e) Stated Maturity. The date on which the principal of the Notes shall be payable, unless earlier redeemed, repurchased or accelerated pursuant to the Indenture, is January 15, 2021.

(f) Rate of Interest; Interest Payment Dates; Regular Record Dates; Overdue Principal and Interest.

(i) Rate of Interest. The principal amount of each of the Notes shall bear simple interest at the rate of 8 3/8% per annum. Interest on each of the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from December 22, 2010. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Special Interest (as defined in the form of Initial Note) may be payable on the Notes pursuant to the Registration Agreement (as defined in Annex A hereto). All references in the Indenture to interest on the Notes shall include Special Interest payable pursuant to the Registration Agreement, if any.

(ii) Interest Payment Dates. Interest on the Notes shall be payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2011. If any Interest Payment Date or Maturity of the Notes falls on a day that is not a Business Day, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

(iii) Regular Record Dates. The Regular Record Dates for interest payable on each January 15 and July 15 will be the immediately preceding January 1 and July 1 (whether or not a Business Day), respectively.

(iv) Overdue Principal and Interest. Overdue principal and, to the extent payment of such interest shall be legally enforceable, overdue installments of interest shall bear interest at the rate of 8 3/8% per annum.

(g) Place and Method of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place and Method of Payment. Payment of the principal of and interest on the Notes will be made at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose. The foregoing notwithstanding, payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), (A) to Holders having an aggregate principal amount of $2,000,000 or less, by check mailed to registered address of such Holders and (B) to Holders having an aggregate principal amount of more than $2,000,000, either by check mailed to the registered address of each Holder or, upon request by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s accounts within the United States, which request shall remain in effect until the Holder notifies the Registrar to the contrary in writing.

(ii) Registration of Exchange and Transfer. Notes may be presented for exchange and registration of transfer (subject, in all cases, to any applicable transfer restrictions) at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose.

(iii) Notices to Company. Notices and demands to or upon the Company in respect to the Notes and the Indenture may be served at Standard Pacific Corp., 26 Technology Drive, Irvine, California 92618, Attention: Secretary.

(h) Issuance of Additional Notes. The Company shall be entitled to issue Additional Notes under the Indenture which shall have substantially identical terms as the Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto and transfer restrictions. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(4) the “CUSIP”, “ISIN” or “Common Code” number, as applicable, of such Additional Notes.

ARTICLE IV

Redemption

SECTION 4.01. Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior written notice mailed by first-class mail to the registered address of each Holder of Notes to be redeemed. The Notes will be redeemable at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum, as determined by the Quotation Agent, as defined below, of 100% of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to January 15, 2021 for the Notes to be redeemed, exclusive of interest accrued to the redemption date (the “Remaining Life”), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, as defined below, plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the redemption date.

As used in this Section 4.01:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York City, a “primary treasury dealer,” the Company will substitute therefor another primary treasury dealer, and (2) two other primary treasury dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date, then on and after such redemption date interest shall cease to accrue on the Notes or portions of them called for redemption.

Notes in denominations larger than $2,000 may be redeemed in part.

Anything to the contrary in the Original Indenture notwithstanding,

(a) If all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

(b) Any notice of redemption mailed pursuant to Section 3.03 of the Original Indenture may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

(c) Redemption notices may be mailed more than 60 days prior to a redemption date if such notice is issued in connection with a satisfaction or discharge of the Indenture pursuant to Section 8.01 hereof.

SECTION 4.02. Acceleration. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 of the Original Indenture.

SECTION 4.03. Change of Control. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to

101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the provisions of the next paragraph.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee, stating:

(a) that a Change of Control Triggering Event has occurred or will occur and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Repurchase Price”);

(b) the circumstances and relevant facts and relevant financial information regarding such Change of Control Triggering Event;

(c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Repurchase Date”);

(d) that any Note not tendered or accepted for payment will continue to accrue interest;

(e) that any Note accepted for payment shall cease to accrue interest after the Repurchase Date;

(f) that Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the Notice at least five days before the Repurchase Date;

(g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; and

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The notice shall, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the right to require the Company to purchase such Holders’ Notes is conditioned on the Change of Control Triggering Event occurring on or prior to the Repurchase Date.

On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company will publicly announce the results on, or as soon as practical after, the Repurchase Date. For purposes of this Section 4.03, the Trustee shall act as the Paying Agent.

ARTICLE V

Registrar of Securities; Paying Agent

SECTION 5.01. Appointment of Registrar and Paying Agent. The Company hereby appoints the Trustee as the Registrar and initial Paying Agent. The books of the Registrar for the Notes will be initially maintained at the Corporate Trust Office of the Trustee.

ARTICLE VI

Certain Covenants

The Company covenants as follows:

SECTION 6.01. Compliance with Securities Laws. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 4.03 hereof. To the extent that the provisions of any securities laws or regulations conflict with said provisions hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under said provisions hereunder by virtue thereof.

SECTION 6.02. Restrictions on Secured Indebtedness. (a) The Company will not, and will not cause or permit a Restricted Subsidiary to, Incur any Secured Indebtedness unless the Notes will be secured equally and ratably with (or prior to) such Secured Indebtedness.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may incur Secured Indebtedness which is secured by:

(i) Liens on model homes, homes under construction, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures, equipment located thereat or thereon and other related property customarily included as collateral under mortgages, deeds of trust and related documents for a homebuilding or other land development project;

(ii) Liens on assets at the time of their acquisition by the Company or a Restricted Subsidiary, including Capitalized Lease Obligations, which Liens secure obligations assumed by the Company or a Restricted Subsidiary, or on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(iii) Liens arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or a Restricted Subsidiary;

(iv) Liens incurred in connection with pollution control, industrial revenue, water sewage or any similar item;

(v) Liens securing Indebtedness of a Restricted Subsidiary owed to the Company or to a Wholly Owned Restricted Subsidiary of the Company; and

(vi) any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Indebtedness permitted to be Incurred pursuant to this Section 6.02 at the time of the original Incurrence thereof.

(c) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur Secured Indebtedness, without equally or ratably securing the Notes, if immediately thereafter the sum of (i) the aggregate principal amount of all Secured Indebtedness outstanding Incurred by the Company or any of the Restricted Subsidiaries (excluding (A) Secured Indebtedness permitted under clauses (a)(i) through (vi) above and (B) any Secured Indebtedness in relation to which the Notes have been equally and ratably secured) and (ii) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (a)(i), (ii) and (iii) under Section 6.03 hereof) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

SECTION 6.03. Restrictions on Sale and Leaseback Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(i) notice is promptly given to the Trustee of the Sale and Leaseback Transaction;

(ii) fair value is received by the Company or the relevant Restricted Subsidiary for the property sold (as determined in good faith by the Company and communicated in writing to the Trustee); and

(iii) the Company or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

(A) to the redemption, repayment or retirement of (1) the Notes or any Other Senior Public Notes (including the cancellation by the Trustee of any Notes or Other Senior Public Notes delivered by the Company to the Trustee or the trustee of such Other Senior Public Notes), (2) other Indebtedness of the Company that ranks equally with the Notes, including under the Bank Credit Facility, or (3) Indebtedness of any Guarantor that ranks equally with its Guarantee of the Notes, or

(B) to the purchase by the Company or any Restricted Subsidiary of property used in their respective businesses.

(b) This Section 6.03 will not apply to a Sale and Leaseback Transaction that relates to a sale of a property that occurs within 180 days from the later of (x) the date of acquisition of the property by the Company or a Restricted Subsidiary, (y) the date of the completion of the construction of that property or (z) the date of commencement of full operations on that property. Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction without satisfying the conditions set forth in clauses (a)(i), (ii) and (iii) of this Section 6.03 if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Indebtedness outstanding Incurred by the Company or any of the Restricted Subsidiaries (excluding Secured Indebtedness permitted under clauses (a)(i) through (vi) of Section 6.02 hereof or Secured Indebtedness in relation to which the Notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (a)(i), (ii) and (iii) of this Section 6.03) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

SECTION 6.04. Designation of Restricted and Unrestricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, (a) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (b) make any additional Investment in any Unrestricted Subsidiary unless the amount of such Investment (or deemed Investment in the case of a designation), when taken together with all Investments (including by way of designation) made in Unrestricted Subsidiaries after the Original Issue Date, would not exceed the sum of (without duplication):

(i) the aggregate amount of Restricted Payments (measured at the time of any proposed Investment) that would be permitted to be made pursuant to Section 4.08(c)(iii) (without giving effect to the other clauses of Section 4.08(c)) of the Company’s indenture (the “2016 Notes Indenture”) dated as of September 17, 2009 in respect of the Company’s 10.750% Senior Notes due 2016 (the “2016 Notes”); provided, however, that if the 2016 Notes are repaid, prepaid, redeemed, defeased, retired or otherwise cease to exist, “Unrestricted Subsidiary” and “Restricted Subsidiary”, as such terms are defined for purposes of the Notes, shall be used for purposes of the foregoing calculation;

(ii) 100% of dividends or distributions (the fair market value of which, if other than cash, to be determined by the Board of Directors, in good faith) paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary; provided, however, that in the case of an Unrestricted Subsidiary that is created after the Measurement Date (other than a Subsidiary of an Unrestricted Subsidiary existing on the Measurement Date), such credit shall not exceed the amount of Investments by the Company and the Restricted Subsidiaries made in such Unrestricted Subsidiary after the Measurement Date;

(iii) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed, in the case of any Unrestricted Subsidiary that is created after the Measurement Date (other than a Subsidiary of an Unrestricted Subsidiary existing on the Measurement Date), the amount of Investments made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary after the Measurement Date; and

(iv) $10.0 million.

(b) The Company will not (A) permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless (1) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (2) such Subsidiary complies with the provisions of Section 6.07 hereof or (B) permit any Unrestricted Subsidiary that is an Unrestricted Subsidiary under the 2016 Notes Indenture or the 2018 Notes Indenture to be designated as a Restricted Subsidiary under the 2016 Notes Indenture or the 2018 Notes Indenture unless it would be permitted to designate and concurrently does so designate such Subsidiary as a Restricted Subsidiary.

(c) Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers’ Certificate stating that the provisions of this Section 6.04 have been complied with in connection with such designation.

(d) At the Original Issue Date, Standard Pacific Mortgage, Inc., and its Subsidiaries and Standard Pacific Investment Corp. and its Subsidiaries are Unrestricted Subsidiaries.

SECTION 6.05. Merger and Sales of Assets by the Company. The Company shall not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless:

(a) such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under this Indenture and the Notes; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

SECTION 6.06. Reports to Holders of the Notes. So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it shall continue to furnish the information required thereby to the SEC. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC or to the Holders of the Notes, it will nonetheless continue to furnish information under Section 13 or 15(d) of the Exchange Act to the SEC and the Trustee as if it were subject to such periodic reporting requirements.

SECTION 6.07. Future Subsidiary Guarantees. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee, assume or in any manner become liable with respect to any of the Other Public Notes or other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States (other than guarantees in existence on the Original Issue Date, including the guarantees of the Other Public Notes (other than the 2018 Notes) by Pala Village Investments, Inc. in existence as of such date) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of the Notes on the same terms as the guarantee of such Other Public Notes or other notes issued under an indenture or comparable documents used in jurisdictions outside of the United States (except that the guarantee of the Subordinated Notes (and other notes that are subordinated to any notes issued under an indenture or comparable documents used in jurisdictions outside of the United States) shall be subordinated to the guarantee of the Notes to the same extent as the Subordinated Notes are subordinated to the Notes).

ARTICLE VII

Events of Default

SECTION 7.01. Additional Events of Default. In addition to the Events of Default specified in the Original Indenture, the following shall constitute Events of Default under Section 6.01 of the Original Indenture with respect to the Notes:

(i) default under any mortgage, indenture (including the Original Indenture and the supplemental indentures thereto in respect of the terms of the Other Public Notes) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than the Notes and Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than the Notes and Non-Recourse Indebtedness) in the aggregate of $25,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable;

(ii) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; and

(iii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

SECTION 7.02. Inapplicability of Cure Provisions to Certain Events of Default. With respect to Section 6.01(3) of the Original Indenture, the failure of the Company to comply with the covenant described under Section 6.05 hereof will constitute an Event of Default with notice as provided in Section 6.01 of the Original Indenture, but without passage of time.

ARTICLE VIII

Defeasance and Discharge

SECTION 8.01. Defeasance and Discharge. The provisions of Article Eight of the Original Indenture shall be applicable to the Notes, except that Section 8.01(e) of the Original Indenture shall be deleted in its entirety and replaced, solely for purposes of the Notes, by the following:

“In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Note and the Guarantees, when:

(i)

(A) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 of the Original Indenture and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at Stated Maturity within one year or are to be called for redemption by the Company within one year pursuant to Section 4.01 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of any interest on the Notes to their maturity or redemption;

(ii)	the Company has paid all sums payable hereunder in respect of the Notes;

(iii)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Maturity or on the date of redemption, as the case may be; and

(iv)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (as to legal matters), stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.”

ARTICLE IX

Modifications and Waivers

SECTION 9.01. Without Consent of Holders. In addition to the provisions of Section 9.01 of the Original Indenture, the Company and the Trustee may execute a supplemental indenture without the consent of the Holders of the Notes:

(a) to conform the text of the Indenture or the Notes to any provision under the heading “Description of 2021 Notes” in the Offering Memorandum;

(b) to provide for the issuance of Additional Notes as permitted by Section 3.02(h) hereof;

(c) to release a Guarantor from its obligations under its Guarantee, the Notes or this Indenture in accordance with the applicable provisions of the Indenture and to evidence the succession of another Person to such Guarantor and the assumption by it of the obligations of such Guarantor under the Indenture and such Guarantee;

(d) to add Guarantees with respect to the Notes; or

(e) to pledge collateral to secure the Notes and Guarantees and to release any collateral securing the Notes and Guarantees as provided in the Indenture.

SECTION 9.02. With Consent of Holders.

(a) Section 9.02(6) of the Original Indenture shall be deleted in its entirety and replaced by the following: “adversely modify the ranking or priority of the Notes (except for releases of Guarantees and collateral securing the Notes as permitted under the Indenture); or”

(b) In addition to the provisions of Section 9.02 of the Original Indenture (including Section 9.02(6) as amended pursuant to Section 9.02(a) above), without the consent of each Holder of a Note affected, an amendment, supplement or waiver may not release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

ARTICLE X

Guarantee

SECTION 10.01. Unconditional Guarantee. Each Guarantor hereby unconditionally, jointly and severally, and irrevocably guarantees (each such guarantee to be referred to herein as a “Guarantee”) on a senior basis to each Holder of the Notes and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Maturity, by acceleration, by redemption or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated Maturity, by acceleration, by redemption or otherwise, subject, however, to the limitations set forth in Section 10.04 hereof. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 10.03 hereof, this Guarantee will not be discharged except by complete performance of the obligations of the Company contained in the respective Notes and this Indenture with respect to the respective Notes. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Release of a Guarantor; Termination of Guarantee.

Upon:

(a) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company;

(b) upon discharge of the Indenture, as provided under Article Eight of the Original Indenture (as amended pursuant to Section 8.01 hereof);

(c) upon a Legal Defeasance or Covenant Defeasance in respect of the Notes as set forth under Article Eight of the Original Indenture.

(d) any Restricted Subsidiary ceasing to be a Restricted Subsidiary as a result of the Company, directly or indirectly, owning less than 80% of such Subsidiary;

(e) any Guarantor ceasing to guarantee all Other Public Notes and any other notes issued by the Company under an indenture or comparable documents to indentures used in jurisdictions outside of the United States; or

(f) the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture,

and in each such case such Guarantor shall be deemed automatically and unconditionally released and discharged from all the Guarantor’s obligations under the Guarantee with respect to the Notes without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder. In the event of a transfer of all or substantially all of the assets or Capital Stock of such Guarantor to an entity which is not (after giving effect to such transaction) a Restricted Subsidiary or the Company, the Person acquiring such assets or stock of such Guarantor shall not be subject to the Guarantor’s obligations under the Guarantee.

An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article X with respect to the Notes upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder.

The Guarantee shall terminate and be of no further force or effect upon the redemption in full, retirement or other discharge of Notes. The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03.

Any Guarantor not released in accordance with this Section 10.03 remains liable for the full amount of principal of and interest on the Notes as provided in this Article X.

SECTION 10.04. Limitation of a Subsidiary Guarantor’s Liability. Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the parties hereby irrevocably agree that the obligations of each Guarantor under its Guarantee of the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.06), result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05. Guarantors May Consolidate, Etc. on Certain Terms. (a) Except as permitted under Section 10.03, no Guarantor may transfer all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor in a transaction to which subsection (b) applies, unless (i) the Person acquiring the property in any such transfer or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Guarantee of the Notes) pursuant to an agreement reasonably satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any transfer of all or substantially all assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, or transfer between a Guarantor and the Company or another Guarantor, the Guarantee given by the non-surviving or transferring Guarantor in the transaction shall no longer have any force or effect.

SECTION 10.06. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee with respect to the Notes, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Notes or any other Guarantor’s obligations with respect to the Guarantee of the Notes. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee of the Notes), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee of the Notes), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

SECTION 10.07. Waiver of Subrogation. Until all guaranteed obligations under this Indenture and with respect to all Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee of the Notes and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.07 is knowingly made in contemplation of such benefits.

SECTION 10.08. Compensation and Indemnity. Each of the Guarantors agrees to jointly and severally, with the Company, indemnify the Trustee as set forth in Section 7.07 of the Original Indenture.

SECTION 10.09. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.10. Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.11. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders of Notes in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders of Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

ARTICLE XI

Miscellaneous

SECTION 11.01. Governing Law. The laws of the State of New York shall govern this Sixteenth Supplemental Indenture and the Notes.

SECTION 11.02. The Trustee. The Trustee is The Bank of New York Mellon Trust Company, N.A. The Trustee will be permitted to engage in certain transactions with the Company and its subsidiaries; provided, however, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign upon the occurrence of an Event of Default.

In case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 11.03. No Adverse Interpretation of Other Agreements. This Sixteenth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Sixteenth Supplemental Indenture.

SECTION 11.04. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Sixteenth Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 11.05. Successors and Assigns. All covenants and agreements of the Company in this Sixteenth Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Sixteenth Supplemental Indenture shall bind its successors and assigns.

SECTION 11.06. Duplicate Originals. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.07. Severability. In case any one or more of the provisions contained in this Sixteenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Sixteenth Supplemental Indenture or the Notes.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Sixteenth Supplemental Indenture by their officers thereunto as of this 22nd day of December, 2010.

STANDARD PACIFIC CORP.,

By:

/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

BARRINGTON ESTATES, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC

By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

[Signature Page to Sixteenth Supplemental Indenture]

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.

BY: RESIDENTIAL ACQUISITION GP,
LLC, ITS GENERAL PARTNER

HSP ARIZONA, INC.

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA

BY: STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

[Signature Page to Sixteenth Supplemental Indenture]

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE

BY: STANDARD PACIFIC OF
JACKSONVILLE GP, INC., ITS
GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA

BY: STANDARD PACIFIC OF SOUTH
FLORIDA GP, INC., ITS
GENERAL PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA

BY: STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.,
ITS GENERAL PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA

BY: STANDARD PACIFIC OF TAMPA
GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

[Signature Page to Sixteenth Supplemental Indenture]

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By: /s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

STANDARD PACIFIC OF COLORADO, INC.

By: /s/ John P. Moroney
Name: John P. Moroney
Title: Chief Executive Officer & President

[Signature Page to Sixteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee,

By:

/s/ Sharon McGrath
Name: Sharon McGrath
Title: Vice President

[Signature Page to Sixteenth Supplemental Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note, Exchange Note or Private Exchange Note bearing, if required, the restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the 8 3/8% Senior Notes due 2021 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Notes” means $400,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2021, to be issued on the Original Issue Date, as provided for in the Indenture.

“Initial Purchasers” means (i) with respect to the Initial Notes issued on the Original Issue Date, Citigroup Global Markets Inc, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC

and Deutsche Bank Securities Inc., and (ii) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes, any Additional Notes and the Exchange Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Private Exchange” means the offer by the Company, pursuant to a Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes (or Additional Notes, if applicable) held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means the 8 3/8% Senior Notes due 2021 to be issued pursuant to the Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means (i) with respect to the Initial Notes issued on the Original Issue Date, the Purchase Agreement dated December 7, 2010, among the Company, the Guarantors and the Initial Purchasers, and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement between the Company and the Persons initially purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Guarantors, pursuant to a Registration Agreement, to certain Holders of Initial Notes (or Additional Notes, if applicable), to issue and deliver to such Holders, in exchange for the Initial Notes (or Additional Notes, if applicable), a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Agreement” means (i) with respect to the Initial Notes issued on the Original Issue Date, the Registration Rights Agreement dated the Original Issue Date, among the Company, the Guarantors and the Initial Purchasers, related to the Notes and (ii) with respect to each issuance of Additional Notes, the registration rights agreement, if any, between the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Notes, Additional Notes or Private Exchange Notes pursuant to a Registration Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:

“Agent Members”	2.1	(b)

“Global Notes”	2.1	(a)

“Permanent Regulation S Global Note”	2.1	(a)

“Regulation S”	2.1

“Rule 144A”	2.1

“Rule 144A Global Note”	2.1	(a)

“Temporary Regulation S Global Note”	2.1	(a)

2. The Notes

2.1 Form and Dating: (a) The Initial Notes and Additional Notes will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Notes and Additional Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes and Additional Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

Global Notes. Initial Notes and Additional Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Initial Notes and Additional Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes (collectively, the “Temporary Regulation S Global Note”); and Initial Notes and Additional Notes initially resold to IAIs shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form (collectively, the “IAI Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the “Permanent Regulation S Global Note”), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” (as defined under the Securities Act) that is acquiring the securities for its own account or for the account of an institutional accredited investor. Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable). The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Original Issue Date, an aggregate principal amount of $400,000,000 8 3/8% Senior Notes Due 2021, (2) any Additional Notes, if and when issued, in an unlimited amount (subject to compliance with Section 3.02 of the Sixteenth Supplemental Indenture) and (3) the Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Notes or Additional Notes in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes that may be outstanding at any time is unlimited.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are not required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar, through the Depository a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”),

AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (V) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, OR (VI) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED

ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes, Additional Notes or Private Exchange Notes, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, Additional Notes or Private Exchange Notes, all requirements pertaining to restricted legends on such Initial Note, Additional Note or such Private Exchange Note will cease to apply and an Initial Note, Additional Note or Private Exchange Note, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Notes, Additional Notes or Private Exchange Notes. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Notes without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which certain Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, Exchange Notes in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Notes or Additional Notes (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Notes without restricted legends.

(f) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of the Original Indenture and Section 4.03 of the Sixteenth Supplemental Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name the Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes

(a) Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. A Global Note is exchangeable for certificated Notes only if: (A) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository within 90 days after the date of such notice, (B) the Company in its discretion at any time determines not to have all the Notes represented by such Global Note, or (C) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Note. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (x) certificated Notes will be issued only in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof, (y) payment of principal of, and, if any, premium with respect to, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and (z) no service charge will be made for any registration of transfer or exchange of the certificated Notes although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Note.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a) hereof, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(e) While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to Holders of the Notes and prospective purchasers of the Notes designated by such Holders, upon the request of such Holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EXHIBIT A

to Appendix A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY, THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION

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STATEMENT UNDER THE SECURITIES ACT, (V) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, OR (VI) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$

8  3/8% Senior Notes due 2021

CUSIP No.
ISIN No.

STANDARD PACIFIC CORP., a Delaware corporation, promises to pay to [Holder], or its registered assigns, [the principal sum of                      Dollars ($__)] [Insert if Global Note: the amount set forth in the Schedule of Increases and Decreases annexed hereto] on January 15, 2021.

Interest Payment Dates: January 15 and July 15, commencing on July 15, 2011.

Record Dates: January 1 and July 1

Dated:

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STANDARD PACIFIC CORP.,

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A., as Trustee,

certifies that this is one of the Notes referred to in

the within mentioned Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE]

8  3/8% Senior Notes due 2021

1. Interest. (a) STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing on July 15, 2011 (each an “Interest Payment Date”) until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from December 22, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) From and after the Original Issue Date, the holder of this Note will be entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of the Original Issue Date, among the Company, the Guarantors and the Initial Purchasers (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 120th day following the Original Issue Date, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the Original Issue Date, (iii) the Registered Exchange Offer has not been consummated on or prior to the 255th day following the Original Issue Date and no Shelf Registration Statement has been filed, (iv) the Shelf Registration Statement has not been declared effective on or prior to the later of (A) the 210th day following the Original Issue Date and (B) the 90th day after the Company’s obligation to file a Shelf Registration Statement arises, or (v) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (other than during any Deferral Period or as set forth below) in connection with resales of the Notes at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (v) above being referred to herein as a “Registration Default”), interest (the “Special Interest”) shall accrue on the principal amount of the Notes (in addition to stated interest on the Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured or are no longer continuing. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and at a rate of 0.50% per annum thereafter (it being understood and agreed that notwithstanding any provision to the contrary above, (A) if there are multiple Registration Defaults, there will be no duplication of Special Interest, and the maximum Special Interest shall be 0.50% per annum, (B) so long as any Notes are not Registrable Securities, no Special Interest shall accrue on such Notes, and (C) a Holder of Registrable Securities who is not entitled to the benefits of a Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Special Interest with respect to a Registration Default that pertains to such Shelf Registration Statement). A Registration Default referred to in cause (v) above will be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective

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amendment to such Shelf Registration Statement and for such time as is reasonably necessary to incorporate annual audited financial information, quarterly financial information or other required information where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders of the Notes to use the related prospectus and the Company is using its commercially reasonable efforts to have such post-effective amendment declared effective.

(c) In addition to any suspension of effectiveness necessary to update the information contained in a Shelf Registration Statement described above, during any 365-day period, the Company and the Guarantors may suspend the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement for a period of no more than 45 days in any three-month period and no more than 90 days in any 365-day period, without incurring Special Interest, if there is a possible acquisition or business combination or other transaction, business development or event involving the Company or its subsidiaries that may require disclosure in the Exchange Offer Registration Statement or the Shelf Registration Statement and the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders. In such a case, the Company will promptly notify holders of the Notes of the suspension of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be; provided that such notice will not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if it determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, pursuant to this subsection (c) will cease and the Company will promptly notify the holders of the Notes that the use of the prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, as amended or supplemented, as applicable, may resume.

(d) The Special Interest will be payable in cash semiannually in arrears each January 15 and July 15.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof except as provided in Section 3.02(g)(i) of the Sixteenth Supplemental Indenture (as defined below).

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3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its domestically-incorporated Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of April 1, 1999, between the Company and the Trustee (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh Supplemental Indenture dated as of March 11, 2004, Eighth Supplemental Indenture dated as of March 11, 2004, Ninth Supplemental Indenture dated as of August 1, 2005, Tenth Supplemental Indenture dated as of August 1, 2005, Eleventh Supplemental Indenture dated as of May 22, 2006, Twelfth Supplemental Indenture dated as of May 5, 2006, Thirteenth Supplemental Indenture dated as of October 8, 2009, Fourteenth Supplemental Indenture dated as of May 3, 2010, Fifteenth Supplemental Indenture dated as of December 22, 2010, the Sixteenth Supplemental Indenture dated as of December 22, 2010 (the “Sixteenth Supplemental Indenture”) and the Seventeenth Supplemental Indenture dated as of December 22, 2010 (as so supplemented, the “Indenture”), by and between the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the sections of the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Notes are unsecured senior obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Initial Notes issued on the Original Issue Date, any Additional Notes issued thereafter and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. This Note will be guaranteed by the Guarantors as set forth in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Corp., 26 Technology Drive, Irvine, California 92618, Attention: Secretary.

5. Optional Redemption. As set forth in Section 4.01 of the Sixteenth Supplemental Indenture, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address, on the terms set forth in the Indenture.

6. Mandatory Repurchase Obligation. If there is a Change of Control Triggering Event of the Company, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of

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the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

7. Denominations, Transfer, Exchange. If this Note is issued in global form and contains a legend on the face hereof to such effect, the provisions of this Section 7 shall be deemed superseded by such legend and Section 3.02(c) of the Sixteenth Supplemental Indenture, to the extent the provisions of this Section 7 are inconsistent with such legend or Section 3.02(c). The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

10. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any other change that does not adversely affect the rights of any Holder.

11. Defaults and Remedies. The following are Events of Default: (i) failure by the Company to pay the principal or premium of any Note when due; (ii) failure by the Company to pay any interest on any Note when due, continuing for 30 days; (iii) failure by the Company to comply with its other agreements or covenants in the Notes or the Indenture for the benefit of the Holders of the Notes upon the receipt by the Company of notice of such Default by the Trustee, or upon the receipt by the Company and the Trustee of notice of such Default by the Holders of at least 25% in aggregate principal amount of the Notes, and (except in the case of a Default with respect to certain covenants described in the Indenture) the Company’s failure to cure such Default within 60 days after receipt of such notice; (iv) certain events of bankruptcy or insolvency; (v) default under any mortgage, indenture (including the Original Indenture and the

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supplemental indentures thereto in respect of the terms of the Other Public Notes) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than the Notes and Non-Recourse Indebtedness) in the aggregate of $25,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; (vi) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; and (vii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

In case an Event of Default (other than arising out of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time outstanding and accrued and unpaid interest, if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of bankruptcy or insolvency occurs and is continuing, the outstanding principal of and accrued and unpaid interest, if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

An existing Default (other than a Default in payment of principal of or interest on the Notes or Default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Holder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time outstanding upon the conditions provided in the Indenture.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

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14. Trustee Dealings With Company. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

15. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:

TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= custodian), and

U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The laws of the State of New York shall govern the Indenture and the Notes.

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Note and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

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(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, prior so such transfer, the Holder must furnish to the Trustee a signed letter containing certain representations and agreements relating to the transferor the Notes and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Company and the Trustee that such transfer is in compliance with the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company, check the Box:  ☐

If you want to elect to have only part of this Note purchased by the Company, state the amount: $

Date:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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EXHIBIT B

to Appendix A

[FORM OF FACE OF EXCHANGE NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$

8  3/8% Senior Note due 2021

CUSIP No.
ISIN No.

STANDARD PACIFIC CORP., a Delaware corporation, promises to pay to [Holder], or its registered assigns, [the principal sum of              Dollars ($        )] [Insert if Global Note: the amount set forth in the Schedule of Increases and Decreases annexed hereto] on January 15, 2021.

Interest Payment Dates: January 15 and July 15, commencing on July 15, 2011.

Record Dates: January 1 and July 1

Dated:

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STANDARD PACIFIC CORP.,

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF EXCHANGE NOTE OR

PRIVATE EXCHANGE NOTE]

STANDARD PACIFIC CORP.

8 3/8% Senior Notes due 2021

1. Interest. STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing on July 15, 2011 (each an “Interest Payment Date”) until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from December 22, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof except as provided in Section 3.02(g)(i) of the Sixteenth Supplemental Indenture (as defined below).

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its domestically-incorporated Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of April 1, 1999, between the Company and the Trustee (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh Supplemental Indenture dated as of March 11, 2004, Eighth Supplemental Indenture dated as of March 11, 2004, Ninth Supplemental Indenture dated as of August 1, 2005, Tenth Supplemental Indenture dated as of August 1, 2005, Eleventh Supplemental Indenture dated as of May 22, 2006,

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Twelfth Supplemental Indenture dated as of May 5, 2006, Thirteenth Supplemental Indenture dated as of October 8, 2009, Fourteenth Supplemental Indenture dated as of May 3, 2010, Fifteenth Supplemental Indenture dated as of December 22, 2010, the Sixteenth Supplemental Indenture dated as of December 22, 2010 (the “Sixteenth Supplemental Indenture”) and the Seventeenth Supplemental Indenture dated as of December 22, 2010 (as so supplemented, the “Indenture”), by and between the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the sections of the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Notes are unsecured senior obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Initial Notes issued on the Original Issue Date, any Additional Notes issued thereafter and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. This Note will be guaranteed by the Guarantors as set forth in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Standard Pacific Corp., 26 Technology Drive, Irvine, California 92618, Attention: Secretary.

5. Optional Redemption. As set forth in Section 4.01 of the Sixteenth Supplemental Indenture, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior written notice mailed by first class mail to each Holder’s registered address, on the terms set forth in the Indenture.

6. Mandatory Repurchase Obligation. If there is a Change of Control Triggering Event of the Company, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

7. Denominations, Transfer, Exchange. If this Note is issued in global form and contains a legend on the face hereof to such effect, the provisions of this Section 7 shall be deemed superseded by such legend and Section 3.02(c) of the Sixteenth Supplemental Indenture, to the extent the provisions of this Section 7 are inconsistent with such legend or Section 3.02(c). The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a

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Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

10. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision relating to the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any other change that does not adversely affect the rights of any Holder.

11. Defaults and Remedies. The following are Events of Default: (i) failure by the Company to pay the principal or premium of any Note when due; (ii) failure by the Company to pay any interest on any Note when due, continuing for 30 days; (iii) failure by the Company to comply with its other agreements or covenants in the Notes or the Indenture for the benefit of the Holders of the Notes upon the receipt by the Company of notice of such Default by the Trustee, or upon the receipt by the Company and the Trustee of notice of such Default by the Holders of at least 25% in aggregate principal amount of the Notes, and (except in the case of a Default with respect to certain covenants described in the Indenture) the Company’s failure to cure such Default within 60 days after receipt of such notice; (iv) certain events of bankruptcy or insolvency; (v) default under any mortgage, indenture (including the Original Indenture and the supplemental indentures thereto in respect of the terms of the Other Public Notes) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $25,000,000 or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than the Notes and Non-Recourse Indebtedness) in the aggregate of $25,000,000 or more becoming or being declared due and payable before it would otherwise become due and payable; (vi) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5,000,000 or more which remains undischarged or unstayed for a period of 60 days after the date on

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which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; and (vii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

In case an Event of Default (other than arising out of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare to be due and payable immediately that portion of the principal amount of the Notes at the time outstanding and accrued and unpaid interest, if any, to the date of acceleration and upon such declaration the same shall become and be immediately due and payable. In case an Event of Default arising out of certain events of bankruptcy or insolvency occurs and is continuing, the outstanding principal of and accrued and unpaid interest, if any, on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders.

Such declaration or acceleration and its consequences may be rescinded by Holders of a majority in aggregate principal amount of Notes at the time outstanding if all existing Events of Default have been cured or waived (except non-payment of principal that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

An existing Default (other than a Default in payment of principal of or interest on the Notes or Default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Holder affected) may be waived by the Holders of a majority in aggregate principal amount of Notes at the time outstanding upon the conditions provided in the Indenture.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Trustee Dealings With Company. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

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15. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:

TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= custodian), and

U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The laws of the State of New York shall govern the Indenture and the Notes.

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ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company, check the Box:  ☐

If you want to elect to have only part of this Note purchased by the Company state the amount in principal amount: $

Date:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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